Exhibit 32.1



                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the accompanying Annual Report on Form 10-K of Golden Dragon Holding Co. for the year ended December 31, 2012, I, David J. Cutler, Principal Executive and Accounting Officer of Golden Dragon Holding Co., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

     a) such Annual Report on Form 10-K of Golden Dragon Holding Co for the year ended December 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     b) the information contained in such Annual Report on Form 10-K of Golden Dragon Holding Co for the year ended December 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Golden Dragon Holding Co.

Date: March 28, 2013

                                   /s/ David J. Cutler
                                   ------------------------------------------
                                   David J. Cutler, Chief Executive Officer
                                   and Chief Financial Officer
                                   (Principal Executive and Accounting Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.